UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

RXO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41514	88-2183384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11215 North Community House Road	28277
Charlotte, NC
(Address of principal executive offices)	(Zip Code)

(980) 308-6058
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.
On February 5, 2026 (the “Closing Date”), RXO, Inc., a Delaware corporation (the “Company”), RXO Capacity Solutions Inc., an Ontario corporation (“RXO Capacity Solutions”), RXO Last Mile Canada Inc., a corporation organized under the federal laws of Canada (“RXO Last Mile Canada” and, together with the Company and RXO Capacity Solutions, the “Borrowers”), entered into that certain Asset-Based Revolving Credit Agreement (the “Credit Agreement”), by and among the Borrowers, certain of the Company’s direct and indirect subsidiaries as guarantors thereunder (the “Guarantors”), Bank of America, N.A., as administrative agent for the Lenders (defined below) and as collateral agent for the secured parties thereto (in such capacity, the “Agent”) and the lenders from time to time party thereto (the “Lenders”).
The Credit Agreement provides for an asset-based five-year revolving credit facility (the “ABL Facility”) in an amount of up to $450 million. The Borrowers may, at their option, and subject to customary conditions, request an increase in the revolving commitment by up to the greater of $200 million and the amount, if positive, by which the borrowing base in effect at such time exceeds the aggregate commitments of the Lenders (not to exceed 5% of the aggregate amount of the commitments of the Lenders at such time) by notice to the Agent. A portion of the ABL Facility not in excess of $100 million is available for the issuance of letters of credit in U.S. dollars to the Company by Bank of America, N.A. or certain other financial institutions. The Agent, in its sole discretion, may create swing line loans (the “Swing Line Loans”) by advancing to the Borrowers, on behalf of the Lenders, floating rate revolving loans requested by Borrowers. Any such Swing Line Loans will reduce availability under the ABL Facility on a dollar-for-dollar basis.
The proceeds of the ABL Facility will be used to refinance the Company’s indebtedness under the Revolving Credit Agreement, dated as of October 18, 2022, by and among the Company, the guarantors party thereto and the lenders party thereto (as amended, the “Prior Credit Agreement”). The Prior Credit Agreement provided for a $500 million five-year cash flow revolving credit facility, which was increased to $600 million in total commitments on November 2, 2023 (as amended, the “Prior Credit Facility”). The Prior Credit Agreement and the Prior Credit Facility were terminated on the Closing Date.
The ABL Facility is secured by a first priority perfected security interest (subject to customary exceptions) in all assets of the Company and each Guarantor, whether consisting of personal, tangible or intangible property; provided that all interests in fee-owned real property and all leasehold interests in real property are excluded. Each Borrower and Guarantor has unconditionally guaranteed all of the indebtedness, obligations and liabilities of the Borrowers arising under the ABL Facility.
Amounts available to be drawn from time to time under the ABL Facility are determined by calculating the applicable borrowing base, which is based upon applicable percentages of the values of eligible investment grade accounts receivable, eligible non-investment grade accounts receivable, eligible unbilled accounts receivable, eligible liquid assets, less reserves as determined by the Agent, all as specified in the Credit Agreement. Outstanding amounts under the Credit Agreement bear interest at a rate per annum equal to, at the applicable Borrower’s election: (i) a base rate (“BR”) plus an applicable margin or (ii) an adjusted term SOFR rate plus an applicable margin. All Swing Line loans bear interest at a rate per annum equal to the BR plus the applicable margin under the Credit Agreement.
Subject to customary exceptions and restrictions, the Company may voluntarily prepay outstanding amounts under the ABL Facility at any time without premium or penalty. Any voluntary prepayments made will not reduce commitments under the ABL Facility. The Credit Agreement contains mandatory prepayment provisions which require prepayment of amounts outstanding under the ABL Facility when there is an availability shortfall.
The Credit Agreement contains customary representations and warranties, events of default and financial, affirmative and negative covenants for facilities of this type, including but not limited to financial covenants relating to a fixed charge coverage ratio, and restrictions on indebtedness, liens, investments and acquisitions, asset dispositions, specified agreements, restricted payments and prepayment of certain indebtedness.

The above description of the Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 1.02.    Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 2.02.    Results of Operations and Financial Condition.
On February 6, 2026, the Company issued a press release announcing its results of operations for the fiscal quarter and year ended December 31, 2025 and the entry into the ABL Facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 7.01.    Regulation FD Disclosure.
On February 6, 2026, the Company released a slide presentation related to its results of operations for the fiscal quarter and year ended December 31, 2025. A copy of this slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The slide presentation should be read together with the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 once available.
The information furnished in Items 2.02 and 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Asset-Based Revolving Credit Agreement, dated as of February 5, 2026, by and among RXO, Inc., RXO Capacity Solutions Inc., RXO Last Mile Canada Inc., the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent.*

99.1	Press Release, dated February 6, 2026, issued by RXO, Inc.

99.2	Investor Presentation, dated February 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. RXO agrees to furnish supplementally a copy of any omitted schedules and/or exhibits to the SEC on a confidential basis upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2026	RXO, INC.

	By:	/s/ James E. Harris
James E. Harris
Chief Financial Officer